UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2008

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2008, the Compensation Committee of the Board of Directors of Ditech Networks, Inc., made the following compensation decisions with respect to the “named executive officers” of Ditech Networks:

Fiscal 2008 Bonuses

The Compensation Committee determined the bonuses for the named executive officers for fiscal 2008 as follows:

Named Executive Officer	Title	Bonus

Todd Simpson	Chief Executive Officer and President	$47,188

William Tamblyn	Executive Vice President and Chief Financial Officer	$46,354

Lowell Trangsrud	Executive Vice President and Chief Operating Officer	$46,354

Fiscal 2009 Base Salary and Target Bonus

The Compensation Committee determined to keep base salary and target bonuses for the named executive officers the same in fiscal 2009 as were established fiscal 2008, as follows:

		Target Bonus as %
Named Executive Officer	Salary	of Salary

Mr. Simpson	$325,000	75%
Mr. Tamblyn	$266,400	60%
Mr. Trangsrud	$266,400	60%

The Compensation Committee has not yet completed or approved the structure of the 2009 Executive Bonus Plan.  The 2009 Executive Bonus Plan will determine the actual 2009 cash bonus to be paid to each named executive officer based on (1) the individual targeted bonus amount for such executive officer, as set forth above, and (2) company and individual performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: May 15, 2008	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief
Financial Officer